Exhibit 5.1

AIOS Tech Inc.	D +852 3656 6054/+852 3656 6073
E nathan.powell@ogier.com/ rachel.huang@ogier.com

Reference: NMP/RYH/516669.00001

July 17, 2026

Dear Sirs

AIOS Tech Inc. (the Company)

We have acted as British Virgin Islands (the BVI) counsel to the Company in connection with the Company’s Registration Statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), to be filed by the Company with the United States Securities and Exchange Commission (the Commission) under the Securities Act 1933, as amended (the Securities Act) on or about the date hereof. The Registration Statement relates to:

(1) a prospectus covering the offering, issuance and sale from time to time, in one or more offerings, of up to US$300,000,000 of the following securities of the Company (the Primary Securities):

(a)	class A common shares of US$0.0001 par value each (the Class A Common Shares) to be issued pursuant to the applicable definitive purchase, underwriting or similar agreement to be entered into by the Company (the Share Document);

(b)	warrants to purchase Class A Common Shares (the Warrants) issuable pursuant to the terms of a warrant agreement, purchase agreement or similar agreement to be entered into between the Company and a warrant agent for such Warrants thereunder, if any (the Warrant Document);

(c)	rights to purchase the Class A Common Shares (the Rights) to be issued under a rights agreement, purchase agreement or similar agreement to be entered into by the Company and one or more rights agent, if any (the Rights Document); and/or

(d)	units comprising any combination of the above Primary Securities (the Units, together with the Warrants and the Rights, the Non-Equity Securities) to be issued under a unit agreement, purchase agreement or similar agreement between the Company and a unit agent to be specified therein, if any (the Unit Document).

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(2) a resale prospectus covering the offer and sale by the selling securityholders described therein or their permitted transferees (the Selling Shareholders) of the following securities (the Resale Securities, together with the Primary Securities, the Securities):

(a)	up to 3,000,000 Class A Common Shares (the PIPE Class A Common Shares) issued pursuant to the terms of certain securities purchase agreement dated February 13, 2026 (the Securities Purchase Agreement) entered into by the Company and the investors listed therein; and

(b)	up to 6,000,000 Class A Common Shares (the PIPE Warrant Shares) underlying certain warrants dated February 13, 2026 (the PIPE Warrants) issued pursuant to the terms of the PIPE Warrants.

The Share Document, the Warrant Document, the Rights Document, the Unit Document, the PIPE Warrants and the Securities Purchase Agreement are referred to herein collectively as Governing Documents.

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus contained therein pursuant to Rule 462(b) under the Securities Act and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus other than as expressly stated herein with respect to the issuance of the Securities.

We are furnishing this opinion as Exhibits 5.1 and 23.1 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents:

(a)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 18 May 2026 (the Company Registry Records), including, without limitation:

(i)	a copy of the certificate of incorporation of the Company dated 29 May 2012; and

(ii)	a copy of the amended and restated memorandum and articles of association of the Company filed with the Registrar of Corporate Affairs on 15 April 2026;

(b)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 18 May 2026 (the Court Records);

(c)	the Company Registry Records and the Court Records each as updated by update searches on [*] (the Company Registry Records and the Court Records together, and as updated, the Public Records);

(d)	a copy of the amended and restated memorandum and articles of association of the Company filed with the Registrar of Corporate Affairs on 2 June 2026 (the Memorandum and Articles).

(e)	a certificate of good standing dated [*] (the Good Standing Certificate) issued by the Registrar of Corporate Affairs in respect of the Company;

(f)	a certificate of incumbency in respect of the Company dated 21 April 2026 (the Certificate of Incumbency) issued by the registered agent of the Company (the Registered Agent);

(g)	a copy of the register of directors of the Company as provided to us on 28 May 2025 (the Register of Directors);

(h)	a copy of the list of shareholders of the Company as provided to us on 19 May 2026 (together with the Register of Directors, the Registers);

(i)	a copy of the written resolutions of the directors of the Company dated 22 May 2026 approving, among other things, the filing of the Registration Statement (the Registration Statement Board Resolutions);

(j)	a copy of the written resolutions of the directors of the Company dated 13 February 2026 approving, among other things, the Securities Purchase Agreement, the PIPE Warrants, and the issuance of the Resale Securities (the PIPE Board Resolutions and together with the Registration Statement Board Resolutions, the Board Resolutions);

(k)	the Securities Purchase Agreement;

(l)	the PIPE Warrants; and

(m)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Certificate of Incumbency, the Good Standing Certificate and the Registers is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	that the drafts of the Registration Statement are in final form or will not differ in any material respect from the Registration Statement filed with the Commission, and that any mark-ups provided to us accurately reflect all such changes made to such drafts;

(g)	each of the parties to the Governing Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws. Any individuals who are parties to the Governing Documents, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the BVI) to enter into and perform their obligations under such Governing Documents, sign such documents and give such information;

(h)	each Governing Document (other than the Securities Purchase Agreement and the PIPE Warrants) has been, or will be, duly authorised, executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised by the board of directors of the Company (the Board);

(i)	each of the Securities Purchase Agreement and the PIPE Warrants has been duly authorised, executed and unconditionally delivered by or on behalf of all relevant parties (other than the Company) in accordance with all relevant laws;

(j)	in authorising the execution and delivery of the Governing Documents by the Company, the exercise of its rights and performance of its obligations under such documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her;

(k)	the Company has obtained, or will obtain prior to execution, all consents, licences, approvals and authorizations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the BVI) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of the Governing Documents. Any conditions to which such consents, licences, approvals and authorizations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them;

(l)	the applicable Governing Documents are or will be governed by and construed in accordance with the laws of the State of New York and are or will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the State of New York and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the BVI, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction;

(m)	the choice of the laws of the State of New York as the governing law of the applicable Governing Documents has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the BVI) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the BVI);

(n)	no monies paid to or for the account of any party in respect of the Securities under the Governing Documents represent, or will represent, criminal property or terrorist property and none of the parties to the Governing Documents is acting or will act in relation to the transactions contemplated by such documents, in a manner inconsistent with sanctions imposed by BVI authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the BVI by orders of His Majesty in Council;

(o)	the Non-Equity Securities will respectively be issued and authenticated as required in accordance with the provisions of duly authorised, executed and delivered applicable Governing Documents and the Non-Equity Securities and the PIPE Warrants will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the BVI);

(p)	the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated therein which has not been properly disclosed in the Board Resolutions;

(q)	neither the directors and shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(r)	the issue of any of the Class A Common Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, would not result in the Company exceeding its maximum number of shares that it is authorised to issue at the relevant time;

(s)	the form and terms of any and all Primary Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company nor any applicable law, regulation, order or decree in the BVI then in effect;

(t)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Security and none of the Securities have been offered or issued to residents of the British Virgin Islands;

(u)	all necessary corporate action will be taken to authorise and approve any issuance of Primary Securities and the terms of the offering of such Primary Securities thereof and any other related matters and that the applicable Governing Documents will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(v)	upon the issue of any Class A Common Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(w)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;

(x)	the Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due;

(y)	the information and each of the documents disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the British Virgin Islands to be delivered for registration, which was not included and available for inspection in the Public Records; and

(z)	there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 (the BCA) on 29 May 2012, and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and subject to suit in its own name and has the capacity to sue in its own name.

Primary Securities

(b)	Valid Issuance of Class A Common Shares

(i)	With respect to the Class A Common Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of Class A Common Shares underlying the Non-Equity Securities), when

(A)	the Board has taken all necessary corporate action to approve the issuance and allotment of the Class A Common Shares, the terms of the offering of the Class A Common Shares and any other related matters;

(B)	either (x) the provisions of the memorandum and articles of association of the Company then in effect and the applicable Share Document approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Class A Common Shares) has been made, or (y) if such Class A Common Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the memorandum and articles of association of the Company then in effect or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Class A Common Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Class A Common Shares) received; and

(C)	valid entry have been made in the register of members of the Company reflecting such issuance of Class A Common Shares, in each case in accordance with the memorandum and articles of association of the Company then in effect, the Class A Common Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(c)	Valid Issuance of Warrants

(i)	With respect to the Warrants to be issued, when:

(A)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and all related matters;

(B)	a Warrant Document relating to the Warrants shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder; and

(C)	the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Document relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

(d)	Valid Issuance of Rights

(i)	With respect to the Rights to be issued, when:

(A)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and all related matters;

(B)	a Rights Document relating to the Rights shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as rights agent, if any, thereunder; and

(C)	the certificates representing the Rights shall have been duly executed, countersigned, issued, registered and delivered in accordance with the Rights Document relating to the Rights, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Rights will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

(e)	Valid Issuance of Units

(i)	With respect to each issue of Units, when:

(A)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Primary Securities which are components thereof, the terms of the offering thereof and all related matters;

(B)	a Unit Document relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as unit agent, if any, thereunder;

(C)	in respect of any Class A Common Shares which are components of the Units, valid entry has been made in the register of members of the Company reflecting such issuance of Class A Common Shares, in each case in accordance with the memorandum and articles of association of the Company then in effect; and

(D)	in respect of any Warrants which are components of the Units, a Warrant Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Units;

(E)	in respect of any Rights which are components of the Units, a Rights Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and the financial institution designated as rights agent, if any, thereunder;

(F)	the Units and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (x) the applicable Unit Document relating to the Units, (y) the applicable Warrant Document relating to any Warrants which are components of the Units, (z) the applicable Rights Document relating to any Rights which are components of the Units, (aa) the memorandum and articles of association of the Company then in effect and (bb) the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein (being, in respect of Class A Common Shares which are components of the Units, not less than the par value of such Class A Common Shares), the Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Resale Securities

(f)	Valid Issuance of the PIPE Class A Common Shares

(i)	The PIPE Class A Common Shares to be offered and sold by the Selling Shareholders as contemplated by the Registration Statement have been duly authorised for issue and validly issued, fully paid and non-assessable.

(g)	Valid Issuance of the PIPE Warrant Shares and the PIPE Warrants

(i)	The PIPE Warrant Shares to be issued pursuant to the PIPE Warrants have been duly authorised for issuance, and upon:

(A)	due exercise of the PIPE Warrants in accordance with the terms of the PIPE Warrants, the Registration Statement, the PIPE Board Resolutions and the provisions of the memorandum and articles of association of the Company then in effect, and once the exercise price as stated in the PIPE Warrants, being not less than the par value per such Class A Common Shares, is paid; and

(B)	valid entry have been made in the register of members of the Company reflecting such issuance of the PIPE Warrant Shares in accordance with the memorandum and articles of association of the Company then in effect, will be validly issued, fully paid and non-assessable.

(ii)	The PIPE Warrants have been duly authorised and validly issued, and constitute legal, valid and binding obligations of the Company.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Governing Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement or any of the Governing Documents, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement, the Governing Documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance execution or performance of the Company's obligations under the Registration Statement or Governing Documents will result in the breach of or infringe any other agreement, deed or document (other than the Company's Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee and/or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies in the British Virgin Islands.

4.3	Under the BCA, a copy of the Company's register of directors which is complete must be filed by the Company at the Registry of Corporate Affairs. Failure to make this filing will render the Company liable to a penalty fee and if the filing is not made within the requisite time period or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies.

4.4	Under the BCA, an annual financial return, in the prescribed form, must be filed by the Company with its Registered Agent in respect of each year for which one is due within the timeframe prescribed by the BCA for that year (unless the Company is within one of the statutory exceptions to the obligation to file). Failure to make this filing when due will render the Company liable to a penalty fee and where the Company is liable to the maximum penalty and has not filed its annual return, the Company will be liable to be struck off and dissolved from the Register of Companies.

4.5	Under the BCA, unless the Company is within one of the statutory exceptions to the obligation to file and is compliant with any conditions for the relevant exception(s) to apply, a copy of the Company's register of members which is complete and certain prescribed beneficial ownership information for the Company must be filed by the Company at the Registry of Corporate Affairs. Failure to make these filings will render the Company liable to penalty fees and if the filings are not made within the requisite time period or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies.

4.6	For the purposes of this opinion "in good standing" means only that the Registrar of Corporate Affairs is satisfied that the Company is deemed to be in good standing under Section 235 of the BCA on the date of issue of the Certificate of Good Standing. Notwithstanding any expiry date referred to in the certificate, the Company shall cease to be in good standing under Section 235 of the BCA if the Registrar of Corporate Affairs is not, or ceases to be, satisfied that the Company: (i) is on the Register of Companies; (ii) has paid, annual fees all fees and penalties due and payable; (iii) has filed with the Registrar of Corporate Affairs when due a copy of its registers of directors in accordance with and to the extent required by the BCA; and (iv) has filed with the Registrar of Corporate Affairs when due a copy of its registers of members in accordance with and to the extent required by the BCA; and (v) has filed with the Registrar of Corporate Affairs when due beneficial ownership information; in accordance with the BCA; and/or where the Registrar of Corporate Affairs has received any notification that the Company has failed to file its annual return in accordance with and to the extent required by the BCA. We have made no enquiries into the Company's good standing with respect to any other filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA. We have made no enquiries into whether the copy of the register of directors, the copy of the register of members or the Company's beneficial ownership information filed at the Registry of Corporate Affairs matches the details set out on the Certificates of Incumbency or whether the annual return filed by the Company with its Registered Agent is in the prescribed form as required pursuant to the BCA.

4.7	We have not undertaken any enquiry and express no view as to the compliance of the Company with the Substance Act.

4.8	The Public Records and our searches thereof may not reveal the following:

(a)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search or notifications made to the Registrar of Corporate Affairs by the Registered Agent of any failure by any Company to file its register of directors, register of members, beneficial ownership information and/or annual return as required and within the time frame prescribed by the BCA;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)	while it is a requirement under Section 118 of the Insolvency Act 2003 that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver and the absence of a registered notice of appointment of a receiver is not conclusive as to there being no existing appointment of a receiver in respect of the Company or its assets.

4.9	We have not reviewed the Governing Documents (save for the Securities Purchase Agreement and the PIPE Warrants) and our opinions are qualified accordingly.

4.10	In this opinion the phrase “non-assessable” means, with respect to the Class A Common Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on such Class A Common Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated herein; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date of this opinion. Unless otherwise indicated, a reference to any specific British Virgin Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “ENFORCEABILITY OF CIVIL LIABILITY” and “LEGAL MATTERS” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier